SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                                        -
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                       AMERICAN ACCESS TECHNOLOGIES, INC.
                      ------------------------------------
               (Exact name of issuer as specified in its charter)

          Florida                                                  49-3410234
------------------------------------------                   -------------------
State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                              Identification No.)

                          37 Skyline Drive, Suite 1101
                               Lake Mary, FL 32746
                              ---------------------
                    (Address of principal executive offices)

         STOCK PURCHASE WARRANTS, STOCK OPTIONS, CONSULTANTS AGREEMENTS
         --------------------------------------------------------------
                            (Full title of the Plan)

                             John Presley, President
                       American Access Technologies, Inc.
                          37 Skyline Drive, Suite 1101
                            Lake Mary, Florida 32746
                                 (407) 333-1446
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


         Approximate date of commencement of sales pursuant to the Plan: From time to time after the effective date of this Registration Statement.

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

                                              CALCULATION OF REGISTRATION FEE
                                              -------------------------------

Title of                                    Proposed maximum                Proposed
securities                  Amount          offering price                  maximum              Amount of
to be                       to be           per share                       aggregate            registration
registered                registered          (a)                          offering price             fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock              400,000            $22.00                         $8,800,000




                               CALCULATION OF REGISTRATION FEE (Cont'd)
============================================================================================================
Title of                                    Proposed maximum                 Proposed
securities                  Amount          offering price                   maximum              Amount of
to be                       to be           per share                        aggregate           registration
registered                registered          (a)                           offering price            fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock               20,000               $ 25.00                      $ 500,000
                          300,000               $  8.00                      2,400,000
                          755,000               $  5.67                      4,280,850
                        2,114,648               $  2.25                      4,757,958
                           65,000               $  1.94                        126,100
                                                                           --------------       ---------
Total:                  3,654,648                                          $20,864,908          $5,508.34


(a)    Estimated solely for the purpose of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         The following documents are incorporated by reference in the registration statement:

         (a) The registrant's latest annual report on Form 10-KSB, or, if the financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) or (c) of the Securities Exchange Commission under the Securities Act of 1933.

         (b) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Reference is hereby made to the provisions of the Florida Business Corporation Act which provides for indemnification of directors and officers under certain circumstances.

         The Registrant's Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the laws of the State of Florida, indemnify any director, officer, employee and agent of the corporation against expenses incurred by such person by reason of the fact that he serves or has served the corporation in such capacity.

         Indemnification under the Company's Articles Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  Undertakings.
         ------------

         (a)      The undersigned registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registra-tion statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the pros-pectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the provi-sions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commis-sion such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Mary, Florida on April 9, 2001.

                                 American Access Technologies, Inc.

                                 By:  /s/John Presley
                                    --------------------------------------------

                                         John Presley,
                                         President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature                                       Title                               Date

/ s/John Presley                               President                        April 9, 2001
---------------------------------              and Director
John Presley                                   (Principal Executive
                                               Officer)


 /s/Joseph McGuire                             Treasurer                          April 9, 2001
------------------------------                 (Principal
Joseph McGuire                                 accounting officer)
                                               and Director


 /s/Steve Robinson                             Director                           April 9, 2001
-------------------------------
Steve Robinson

 /s/Eric Wiisanen                              Director                           April 9, 2001
--------------------------------
Eric Wiisanen

 /s/William Hadaway                            Director                           April 9, 2001
-----------------------------
William Hadaway

                                                   EXHIBIT INDEX


No.               Description

5                 Opinion and Consent of Joel Bernstein, Esq., P.A.

23.2              Consent of Accountant